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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               January 5, 2000
                     ---------------------------------
                                Date of Report
                     (Date of Earliest Event Reported)


                   Technology Systems International, Inc.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


                       Parque Tecnologico de Andalucia
                       Centro de Empresas - P. 5, 6y 7
                         29590, Campanillas (Malaga)
                                    SPAIN
                     ---------------------------------
                  (Address of principal executive offices)


                               011-952-0202-56
          ------------------------------------------------------
           (Registrant's telephone number, including area code)


                               2 Field Court
                        Wrightstown, New Jersey 08562
      --------------------------------------------------------------
      (Former name and former address, if changed since last report)


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
    Florida                       0-230611                  52-2137517
  -----------                     --------                --------------
(State or other                 (Commission              (I.R.S. Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

   Effective December 22, 2000, Technology Systems International, Inc. (the "Company") entered into a Share Exchange Agreement (the "Agreement") with the shareholders of ITS Europe, S.L., a Spanish telecommunications company. Under the terms of the Agreement, the Company issued 16,866,677 shares of its Common Stock in exchange for all of the issued and outstanding Common Stock of ITS Europe, S.L. which became a wholly owned subsidiary of the Company.

         In addition to the Agreement, certain shareholders of the Company sold 3,810,500 shares of their Common Stock of the Company to the former shareholders of ITS Europe, S.L. and their designees for $250,000 (U.S..), effective December 22, 2000, through a Stock Purchase Agreement.

         As a result of the Stock Exchange Agreement and the Stock Purchase Agreement, there has been a change in control of the Company. The former shareholders of ITS Europe, S.L. and their designees currently own 20,677,167 shares of Common Stock of the Company of the total of 21,316,667 shares of Common Stock outstanding, that represents approximately 97% of total outstanding Common Stock of the Company.

         The former shareholders of ITS Europe, S.L. did not enter into any loans or pledges for the purpose of acquiring control of the Company.

         Mr. Fredric Cohen has been appointed as an additional director of the Company. Mr. Cohen is the President of ITS Europe, S.L., and has been appointed the new President of the Company.

         In connection with the change in the principal line of business of the Company to telecommunications, the Company has sold and transferred all rights to its Smart Shopper technology, in consideration of the payment of all of the current liabilities of the Company, to Stephen A. Beloyan, a director and the former President of the Company. This obligation was partially satisfied by the exercise of a warrant to purchase 20,000 share of Common Stock at an exercise price of $1.00 per share by Mr. Beloyan, and the balance paid in cash by Mr. Beloyan, for a total of $20,000.

         ITS EUROPE, S.L. ITS Europe, S.L. ("ITS") is a Spanish telecommunications company that was founded in 1995. Its principal executive office is located in Malaga, Spain. ITS has operations offices in Madrid, Marbella, Seville, Tarragona, Las Palmas, Grand Canary Island, and Majorca, Spain.

         ITS holds an "A" License of National Operator in Spain. ITS has Level One switching equipment at its Malaga, Spain headquarters. ITS offers telecommunications services for both telephone and the Internet, including cellular services. ITS offers the market direct pre-selected fixed line services, cellular services, e-mail, broadband, dial around calling, calling cards, auto dialers, call back services, business to business E-commerce, and other Internet and Web design services.

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         ITS currently has approximately 135 salaried and commissioned employees, and has numerous independent marketing personnel to general retail sales of its telecommunication services, primarily to small and medium size companies.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1   Share Exchange Agreement dated December 22, 2000.
99.2   Stock Purchase Agreement dated December 22, 2000.
99.3 Consolidated financial statements of ITS Europe, S.L. as of December 31, 1999 and 1998 (audited).







                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Technology Systems International, Inc.



                                          By:        /s/Fredric Cohen
                                             -----------------------------------
                                                        Fredric Cohen, President

Date: January 5, 2000